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                          ELEVENTH SUPPLEMENTAL AGREEMENT

    ELEVENTH SUPPLEMENTAL AGREEMENT dated as of the 30th day of April, 1995, between THE FISHER-SIXTH AVENUE COMPANY, a New York partnership ("Fisher") with its office c/o Fisher Brothers at 299 Park Avenue, New York, New York 10017 and HAWAIIAN SIXTH AVE. CORP., a New York corporation ("Hawaiian") with its office at 1345 Avenue of the Americas, New York, New York 10105 (hereinafter Fisher and Hawaiian are collectively called "Landlord") , and ALLIANCE CAPITAL MANAGEMENT L.P., a Delaware limited partnership having an office at 1345 Avenue of the Americas, New York, New York 10105 ("Tenant")

                                     WITNESSETH:

             WHEREAS:

    A. Landlord and Tenant have entered into a certain lease (the "Original Lease") dated as of July 3, 1985, as amended by that certain Supplemental Agreement dated September 30, 1985, Second Supplemental Agreement dated as of December 31, 1985, Third Supplemental Agreement dated as of July 29, 1987, Fourth Supplemental Agreement dated as of February, 1989, Fifth Supplemental Agreement dated as of October 9, 1989, Sixth Supplemental Agreement dated as of December 13, 1991, Seventh Supplemental Agreement dated as of May 27, 1993 ("Seventh Supplement), Eighth Supplemental Agreement dated as of June 1, 1994, Ninth Supplemental Agreement dated as of August 16, 1994 (the "Ninth Supplement") and Tenth Supplemental Agreement dated as of December 31, 1994 (the "Tenth Supplement") (such lease as the same has been or may hereafter be amended is hereinafter called the "Lease") with respect to the entire rentable areas on the 32nd, 33rd, 34th, 37th, 38th, 39th, 43rd, 44th, 45th and 46th


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floors and a portion of the 31st floor (hereinafter collectively called the
"Original Space") in the building known as 1345 Avenue of the Americas, New York, New York 10105 (hereinafter called the "Building") , for a term commencing and ending as set forth in the Lease.

    B. The parties hereto desire to further modify the Lease and to provide for (i) the deletion of the 46th floor from the demised premises and
(ii) certain other modifications, all as are more particularly set forth herein.

    NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

    1. DEFINED TERMS. Except as otherwise defined herein, all terms used in this Agreement shall have the same meanings provided in the Lease.

    2. DELETION OF SPACE. (a) Subject to the provisions of this Section 2(a), effective as of the Adjustment Date (as hereinafter defined) and for the entire remaining term of the Lease all of the rentable space on the 46th floor of the Building (herein called the "Deleted Space") shall be deemed deleted from
the demised premises.   The floor plan of the 46th floor of the Building annexed
to the Ninth Supplement as a part of Exhibit A shall be deemed deleted from the Lease as of the Adjustment Date.

    (b) In consideration for the foregoing deletion of the Deleted Space, Tenant shall pay to Landlord $143,298.42 per month for each month during the period commencing May 1, 1995 and ending November 30, 1995 and $143,298.42 per month for each of the following six (6) months; April 1997, September 1997, March 1998, March 1999, November 1998 and September 1999 and the second sentence of Section 2(b) of the Tenth Supplement is hereby reaffirmed. Such amounts shall be paid on the first day of, such months.


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    (c)      Effective as of the Adjustment Date and for the entire remaining term of the Lease:

             (i) Section 4(a)(i) of the Ninth Supplement, as modified by the Tenth Supplement, shall be further modified by substituting the words "FIVE MILLION SIXTY EIGHT THOUSAND SEVEN HUNDRED FORTY-EIGHT and 00/100 DOLLARS ($5,068,748) per annum ($422,395.67 per month") for the words "SIX MILLION SEVEN HUNDRED EIGHTY-EIGHT THOUSAND THREE HUNDRED TWENTY-NINE and 00/100 DOLLARS ($6,788,329.00) per annum ($565,694.08 per month)".

             (ii) Section 4(c) of the Ninth Supplement, as modified by the Tenth Supplement, shall be further modified by reducing the Annual Credit referred to therein as follows: the words "43-48th Floors $880,675.39" shall be replaced by the words "43rd-45th Floors $440,337.69".

             (iii) The percentage "8.593 percent (8.593%)" appearing in subsection 4 (d) (ii) of the Ninth Supplement, as modified by the Tenth Supplement, shall be further modified. to read "6.446 percent (6.446%)".

             (iv) The percentage "9.153 percent (9.153%)" appearing in subsection 4 (d) (iv) of the Ninth Supplement, as modified by the Tenth Supplement, shall be further modified to read "6.865 percent (6.865%)".

             (v) Section 8(a) of the Ninth Supplement, as modified by the Tenth Supplement, shall be further modified by changing "The Percentage" in
    6.04 (a) (iv) of "24.24 (24.24%) percent" to "21.92 (21.92%) percent".


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    (d)      Sections 13(a) through 13(c) and 13(e) of the Ninth Supplement are hereby deemed deleted in their entirety. Section 18 of the Ninth Supplement shall be amended by changing the number "forty-two (42)" therein to "thirty-two
(32)".

    3. EFFECTIVE DATE OF AMENDMENT. This Agreement and all of the terms, provisions and conditions hereof shall be effective as of the date (the "Adjustment Date") on which (a) a fully executed First Amendment (the "UBS Amendment") of those certain leases between Landlord and Union Bank of Switzerland, New York Branch ("UBS") for the 47th through 50th floors inclusive and certain retail space in the Building each dated December 31, 1994, which will cover the Deleted Space, is unconditionally delivered by both Landlord and UBS and (b) Bankers Trust Company, as trustee (the "Trustee"), has consented to and approved of this Agreement and the UBS Amendment. Tenant may terminate this Agreement by written notice to Landlord at any time after May 1, 1995 if the Adjustment Date shall not have occurred, such termination to be effective the later of the date of such notice or May 16, 1995, provided that if the Adjustment Date occurs on or before May 15, 1995 any such written notice to terminate this Agreement shall be deemed void and of no force and effect.

    4. BROKERAGE. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement, other than Byrnam Wood, Inc. and Tenant agrees to pay any commission, fee or other sum due and payable to Byrnam Wood, Inc. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone with whom Tenant has dealt in connection with this Agreement other than Cushman & Wakefield (C&W), whose commission shall be Landlord's responsibility.




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    5.  THIRTY FIRST FLOOR. Tenant hereby waives any right to terminate the leasing of the Thirty First Floor Added Space as provided for in Section 2 (d) of the Seventh Supplement. If the Deleted Space is deleted from the demised premises, the eighteen (18) month partial abatement period referred to in
Section 2 (d) of the Seventh Supplement shall be reduced to fourteen and one-half (1434) months and commence July 15, 1996.

             6.      MISCELLANEOUS.

             (a) Except as modified, amended and supplemented by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall continue in full force and effect and are hereby in all respects ratified and confirmed.

             (b) This Agreement shall not be binding upon Landlord and Tenant unless and until it is signed by both parties hereto and a signed copy thereof is delivered by Landlord to Tenant.

             (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

             (d) The terms, covenants and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise provided in the Lease as hereby supplemented, their respective successors and assigns.

             (e) This Agreement shall be governed in all respects by the laws of the State of New York.


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             IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                                       THE FISHER-SIXTH AVENUE COMPANY

                                       By: /s/
                                           ---------------------------

                                       By:
                                          ----------------------------


                                       HAWAIIAN SIXTH AVENUE CORP.

                                       By: /s/
                                           ---------------------------

                                       By:
                                          ----------------------------







                                       ALLIANCE CAPITAL MANAGEMENT L.P.

                                       By: ALLIANCE CAPITAL MANAGEMENT
                                       CORPORATION, its General Partner


                                             By:   s/ John D. Carifa
                                                   --------------------
                                                   Name: John D. Carifa
                                                   Title: President